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                                                                   EXHIBIT 10.17
                                                             English Translation
                                                              For Reference Only

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                       EQUITY INTEREST TRANSFER AGREEMENT

Transferor: Wuxi Seamless Oil Pipes Company Limited (hereinafter referred to as
"Party A")

Address: No. 38 Zhujiang Road, New District, Wuxi, P.R.C.

Postal Code: 214028

Legal Representative: Abdul Halim bin Harun

Transferee: Yuehai Zhao (hereinafter referred to as "Party B")

Address: Room 202, Unit 4, No. 7-43, Fuming Community, Sa Er Tu District, Daqing

ID No.: 239005196703241530

Whereas:

1.    Party A intends to transfer part of its equity in Daqing Yilangsite Oil
      Pipe Co., Ltd (hereinafter referred to as "Yilangsite") and Party B intends to accept such equity;

2.    Other shareholders of Yilangsite approved Party B to transfer its equity and they also agreed not to exercise their preemptive right under the same conditions;

3.    The Board meeting of "Yilangsite" held on November 24th, 2006 passed a valid resolution approving the equity transfer from Party A to Party B and its related matters.

Upon mutual and friendly consultation and through negotiation and according to the Contract Law of the PRC and other relevant laws and regulations, Party A and
Party B hereby reach the following agreement with regard to Party A's transfer of its equity interest in Yilangsite to Party B:

ARTICLE1 THE RELEVANT PARTIES:

1.    Yilangsite: a limited liability company established in January 19th, 2005 with a registered capital of RMB 30 million yuan and the business scope focusing on oil bushing, oil pipe and fittings.

2.    Party A, a shareholder of Yilangsite, contributes RMB 10 million yuan to
      Yilangsite's registered capital and thus now holds 33.3% equity interest in Yilangsite.

ARTICLE 2 TRANSFER OF EQUITY

                                                                   EXHIBIT 10.17
                                                             English Translation
                                                              For Reference Only

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1.    Party A agrees to transfer 33% of equity in Yilangsite to Party B and
      Party B agrees to accept such transfer (hereinafter referred to as "Target
      Equity").

2.    Both Parties agree that upon this Agreement enters into force Party B shall legally hold the Target Equity and shall be entitled to all rights and bear all obligations of a shareholder as stipulated in Yilangsite's
      Articles of Associations.

3.    Party A and Party B agree that upon the successful implementation of this
      Agreement on the base date as stipulated in Article 3 hereunder, that is after September 30, 2006, all rights and interests related to or pertaining to the Target Equity shall be transferred to and observed by
      Party B.

ARTICLE 3 EQUITY TRANSFER PRICE

1.    Both Parties agree to take September 30, 2006 as the base date and take the balance amount after the interim dividends distribution in 2006 from the net worth of Yilangsite up to the base date confirmed by the financial report recognized by both Parties as the pricing reference.

2.    As of September 30, 2006, the net asset value of Yilangsite recognized by both Parties is RMB 33,107,157.56, and after the distribution of dividends, the balance is RMB 30,467,157.56, based on which both Parties agree to set the transfer price for the transfer of the Target Equity is
      RMB 10,155,719.19.

ARTICLE 4 TERM AND DELIVERY OF TARGET EQUITY

1.    Payment date for the transfer of the Target Equity: Party B shall fully pay to Party A for the transfer of the Target Equity within three (3)
      months commencing on the date when Yilangsite obtains a new business license.

2.    Party A and Party B shall jointly register the change regarding the transfer of the Target Equity with the Industrial and Commerce
      Administration Bureau.

ARTICLE 5 WARRANTY

1.    Party A warrants to Party B that the Target Equity is free of assignment, pledge, seizure or limitation to any other rights or legal dispute, and it has the right to transfer the Target Equity.

2.    Party B warrants that Party B is a legally organized and existing legal person and it has the right to receive the Target Equity.

3.    Party B warrants that it shall, after becoming a shareholder of
      Yilangsite, strictly follow Yilangsite's Articles of Associations and fulfill its duties and obligations as a shareholder.

4.    Both Parties warrant that one party shall assist the other party in the transfer of the relevant equity at the request of the other party.

ARTICLE 6 DEFAULT AND EXEMPTION

                                                                   EXHIBIT 10.17
                                                             English Translation
                                                              For Reference Only

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1.    Any party that breaches this Agreement shall compensate the other party for all losses (direct loss, indirect loss as well as the relevant expenses and costs arising from claims) due to such default.

2.    In case Party B fails to pay for the transfer of the Target Equity in time, it shall suffer a penalty based on 0.5% per day for the balance of the payable amount.

3.    In case either party fails to perform this Agreement due to war, natural hazards or other force majeure, the Party in default shall not be liable for the other party's loss for such a default.

ARTICLE 7 GOVERNING LAW AND SETTLEMENT OF DISPUTE

1.    This Agreement is governed by the applicable laws, administrative regulations, local regulations, department rules, and other normative documents of the PRC.

2.    All disputes related to this Agreement shall be arbitrated in Shanghai in accordance with the applicable Arbitration Rules by China International
      Economic and Trade Arbitration Shanghai Commission. The arbitration award shall be final and binding on the Parties.

ARTICLE 8 VALIDITY

This Agreement shall come into effect on the date when both Parties signed, sealed, as well as approved by Yilangsite's original examination and approval authority.

ARTICLE 9 MISCELLANEOUS

Matters that are not discussed in this Agreement, both Parties shall determine through friendly negotiation and reach a supplementary agreement.

ARTICLE 10 LANGUAGE AND TEXT

1.    This Agreement is written in Chinese and any translation versions are for reference purpose only.

2.    This Agreement is made in eight (8) original copies, each party keeps two copies, Yilangsite keeps one (1) copy, and all other copies shall be submitted to the relevant governmental departments.

ARTICLE 11 TIME AND DATE FOR MAKING THIS AGREEMENT

1.    This Agreement is made on December 5th, 2006.

2.    This Agreement is signed by both Parties in Xinqu, Wuxi, P.R.C..

(No text hereunder)

                                                                   EXHIBIT 10.17
                                                             English Translation
                                                              For Reference Only

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Signature Page for Yilangsite's Equity Transfer Agreement

Transferor:

Wuxi Seamless Oil Pipe Company Limited (seal)

/s/   Longhua Piao
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Legal Representative or Authorized Representative (signature)

Transferee:

/s/  Yuehai Zhao

(Signature)